SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

August 28, 2014

Date of Report (Date of Earliest Event Reported)

Dale Jarrett Racing Adventure, Inc.

 (Exact name of registrant as specified in its charter)

Florida	000-27251	59-3564984
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

116 3rd Street NW, Suite 302
Hickory, NC	28601
(Address of principal executive offices)	(Zip Code)

(888) 467-2231

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Appointment of Certain Officers

  On August 28, 2014, the Company appointed Nicholas A. Parks as its new president.  Mr. Parks, age 35, will hold the position for one year.  As president, Mr. Parks will be responsible for corporate and retail marketing.

There is no family relationship between Mr. Parks and any officer or director with the Company.

Mr. Parks is the founder and president of The Pinball Company, and has held this position from 2006 through the present day.  The Pinball Company is a distributor of pinball and arcade games.  There is no understanding or transaction between him and any other person pursuant to which he was selected to be an officer.

Pursuant to Mr. Parks’ employment agreement, the Company has authorized the issuance of 1,000,000 common shares at $0.05 per share.  These shares will be issued at a future date and will be issued in consideration for the $50,000 estimated value of his services as president of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dale Jarrett Racing Adventure, Inc.

By:      /s/ Timothy Shannon

Timothy Shannon

Chief Executive Officer

Principal Financial Officer

Dated:  November 19, 2014